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                                                                    EXHIBIT 12.1

                              ALEC HOLDINGS, INC.

                             COMPUTATION OF RATIOS


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                                                                                  DECEMBER 31, 1998  JUNE 30, 1999
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EARNINGS TO FIXED CHARGES:

EARNINGS:
Income before taxes.............................................................     $   (18,868)     $   (11,639)
Add: Fixed Charges..............................................................          57,529           29,325
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  Earnings as adjusted..........................................................          38,661           17,686

COMPUTATION OF FIXED CHARGES
Interest Expense................................................................          56,948           29,035
Interest Portion of Rent Expense................................................             581              290
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  Total Fixed Charges...........................................................          57,529           29,325
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Excess of fixed charges over earnings...........................................     $    18,868      $    11,639
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